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                                                                    EXHIBIT 3(b)


                                                                        PAGE 1

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CARMIKE CINEMAS, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 1995, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                             /s/ Edward J. Freel
                  (SEAL)                     -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:    7502286

                                                       DATE:    05-11-95

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                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             CARMIKE CINEMAS, INC.


         CARMIKE CINEMAS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY, as follows:

         1. The Board of Directors of the Company, by unanimous written consent pursuant of Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolutions as of February 28, 1995, which have not been revoked or modified and are in full force and effect:

         RESOLVED, That the Board of Directors of the Corporation does hereby authorize and approve the amendment of Article Fourth of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), in order to increase the authorized number of shares of the Corporation's Class A Common Stock from 15,000,000 shares to 22,500,000 shares, such amendment to be substantially as set forth in Exhibit A to these resolutions;

         RESOLVED FURTHER, That the proper officers of the Corporation be, and they hereby are, authorized and directed to submit the above proposed amendment to the Certificate of Incorporation to the shareholders of the Corporation for action thereon at the 1995 annual meeting of shareholders of the Corporation;

         RESOLVED FURTHER, That, subject to shareholder approval of the above proposed amendment to the Certificate of Incorporation, the proper officers be, and they hereby are, authorized and empowered to take all such action as any one of them may deem necessary or desirable to effect the above proposed amendment to the Certificate of Incorporation, including the execution and filing of a Certificate of Amendment as is provided for by Section 242 of the Delaware General Corporation Law.

         Exhibit A to the written consent sets forth the text of the first paragraph of Article Fourth of the Certificate of Incorporation as proposed to be amended to read as follows:
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                 FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 28,500,000, consisting of (i) 27,500,000 shares of Common Stock, which in turn consists of (A) 22,500,000 shares of Class A Common Stock, par value $.03 per share (the "Class A Common Stock"), and (B) 5,000,000 shares of Class B Common Stock, par value $.03 per share (the "Class B Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         2. Thereafter, pursuant to the foregoing resolutions, at the next annual meeting of stockholders of the Company which was duly called and held in accordance with said resolutions and with Sections 222 and 242 of said General Corporation Law on May 8, 1995 at 11:00 a.m., Eastern Daylight Time, the proposed amendment was considered, a vote of the stockholders entitled to vote, by ballot, in person or by proxy, was taken for and against the proposed amendment, and the holders of a majority of the issued and outstanding Class A Common Stock and Class B Common Stock, and the holders of a majority of the outstanding Class A Common Stock, voting as a separate class, being the classes of stock entitled to vote on said amendment, voted in favor of said amendment.

         3. The amendment hereinbefore set forth with respect to Article FOURTH of the Certificate of Incorporation of the Company has been duly adopted in accordance with the provisions of Section 242 of said General Corporation Law.
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         IN WITNESS WHEREOF, CARMIKE CINEMAS, INC. has caused this certificate to be signed and acknowledged by the Company's President, Michael W. Patrick, and to be attested by the Company's Secretary, Larry M. Adams, this 8th day of May, 1995.


                                            CARMIKE CINEMAS, INC.

                                            By: /s/ Michael W. Patrick
                                                -------------------------------
                                                    Michael W. Patrick
                                                    President

ATTEST:

/s/ Larry M. Adams
-------------------------------
Larry M. Adams
Secretary